Exhibit 10.52.6

UBS REAL ESTATE SECURITIES INC.

677 Washington Boulevard

Stamford, CT 06901

March 14, 2013

Reverse Mortgage Solutions, Inc.

2727 Spring Creek Drive

Spring, Texas 77373

Attention: Michael Kent

Ladies and Gentlemen:

Reference is hereby made to (i) the Amended and Restated Master Repurchase Agreement, dated as of November 1, 2012 (as may be amended, restated, supplemented and or otherwise modified from time to time, the “Agreement”), between UBS Real Estate Securities Inc. (“Buyer”) and Reverse Mortgage Solutions, Inc. (“Seller”); (ii) the Amended and Restated Pricing Letter, dated as of November 1, 2012 (as may be amended, restated, supplemented and or otherwise modified from time to time, the “Pricing Letter”), between Buyer and Seller; and (iii) that certain Guaranty, dated as of February 19, 2013, made by Walter Investment Management Corp. (“Guarantor”) in favor of Buyer (as may be amended, restated, supplemented and or otherwise modified from time to time, the “Guaranty”). Unless otherwise defined in this letter waiver (this “Letter Waiver”), capitalized terms used herein shall have the meanings assigned to them in the Agreement.

1. Pursuant to the terms of this Letter Waiver, the Seller hereby requests that the Buyer waive, from and after November 1, 2012 until and including March 8, 2013, compliance by the Seller with (i) Section 4(i) of the Pricing Letter (Maintenance of Tangible Net Worth); (ii) Section 4(ii) of the Pricing Letter (Maintenance of Ratio of Indebtedness to Tangible Net Worth) and (iii) from and after November 1, 2012 until and including March 8, 2013, compliance by the Seller with Section 4(iii) of the Pricing Letter (Maintenance of Profitability). The foregoing covenants are referred to herein as the “Financial Covenants”.

2. Except with respect to representations, warranties and covenants relating to compliance with the Financial Covenants, Seller hereby reaffirms all other representations, warranties and covenants made by it in the Agreement and the other Program Documents and agrees that all such representations, warranties and covenants shall be deemed to have been remade as of the Effective Date (as defined below) and represents that as of November 1, 2012, and the Effective Date, no Events of Default have occurred and are continuing.

3. In reliance upon the representations, warranties and covenants of Seller contained herein, in the Agreement and in any documents or instruments executed in connection herewith and therewith, Buyer hereby waives compliance with the Financial Covenants as set forth in Paragraph 1 above.

4. Buyer has not waived, is not by this Letter Waiver waiving, and has no intention of waiving, any Event of Default under the Agreement. Buyer reserves its rights, in its sole discretion, to exercise any or all of its rights and remedies under the Agreement as a result of any Event of Default which may occur after the date hereof, and Buyer has not waived any of such rights or remedies, and nothing in this Letter Waiver, and no delay on their part in exercising any such rights or remedies, should, or shall, be construed as a waiver of any such rights or remedies. For the avoidance of doubt, Buyer is not waiving compliance with the Financial Covenants after the date set forth in Section 1.

5. Seller hereby consents to and joins in this Letter Waiver and hereby declares and agrees that its obligations under the Program Documents are and shall continue in full force and effect for the benefit of Buyer and there are no offsets, claims or defenses of Seller with respect to any Program Document and its obligations thereunder are hereby ratified and confirmed in all respects. The Seller and the Guarantor hereby acknowledge and agree that: (i) Buyer and each of its respective affiliates, employees, officers, agents, contractors and attorneys (collectively, the “Released Parties”) have acted in good faith in negotiating and entering into this Letter Waiver, the Guaranty and the Agreement and that the provisions hereof and thereof are not in breach or violation of any duty or obligation, express or implied, of Buyer, Seller or Guarantor; (ii) each of the Released Parties has fully performed all of its express and implied obligations to Seller and Guarantor in connection with the Agreement and with respect to all other contractual relationships between and/or among Buyer, Seller and Guarantor; and (iii) neither Seller nor Guarantor has any claim, demand or cause of action against any Released Party of any nature, whether in tort or in contract. In consideration for the execution of this Letter Waiver, Seller and Guarantor do hereby release and forever discharge each Released Party from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both at law and in equity, known or unknown, now existing, which might be asserted against such Released Party arising out of, based upon or associated with any action taken or not taken by such Released Party from the beginning of time to the date of this Letter Waiver. The Seller and the Guarantor further agree to indemnify and hold each of the Released Parties, each of their respective affiliates and their respective officers, directors, attorneys, agents and employees harmless from any loss, claim, damage, judgment, liability, or expense (including attorneys’ fees) suffered by or rendered against any of them on account of any claims arising out of or relating to the Agreement, the Guaranty or this Letter Waiver and the obligations of each of them thereunder. Each of the Seller and the Guarantor further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act or deed. This Section shall survive the termination of the Agreement and the repayment, satisfaction or discharge of all Obligations thereunder.

6. (a) The Agreement, except to the extent of the waiver specifically provided for herein, is, and shall continue to be, in full force and effect. The execution, delivery and effectiveness of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Buyer under the Agreement or Pricing Letter.

(b) This Letter Waiver may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

(c) This Letter Waiver shall become effective as of the date (the “Effective Date”) on which Buyer shall have received counterparts of this Letter Waiver executed by a duly authorized officer of each party hereto and Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents, fees and instruments, as Buyer may reasonably request.

(d) Upon the effectiveness of this Letter Waiver, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as modified hereby, and each reference to the Agreement in any other Program Document or any other document, instrument or agreement, executed and/or delivered in connection with any Program Document shall mean and be a reference to the Agreement as modified hereby.

(e) This Letter Waiver shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Program Documents, Seller shall pay the reasonable legal fees and out-of-pocket expenses of legal counsel to Buyer in connection with the consummation of this Letter Waiver.

(g) Seller hereby intends, acknowledges and agrees that (i) Buyer is a financial participant as defined in section 101(22A) of the Bankruptcy Code; (ii) Buyer is a repo participant as defined in section 101(46) of the Bankruptcy Code; (iii) the Agreement is a securities contract as defined in section 741(7) of the Bankruptcy Code and a repurchase agreement as defined in section 101(47) of the Bankruptcy Code; and (iv) Buyer’s right to exercise any remedies pursuant to this Letter Waiver is (a) a contractual right to liquidate the Agreement and/or this Letter Waiver as described in section 555 and 559 of the Bankruptcy Code, (b) a contractual right (as defined in section 555 and 559 of the Bankruptcy Code) under a credit enhancement forming a part of and related to the Agreement and/or (c) a contractual right (as defined in section 555 and 559 of the Bankruptcy Code) to offset or net out a payment amount or other transfer obligation arising under or in connection with the Agreement and/or this Letter Waiver.

(h) GOVERNING LAW. THIS LETTER WAIVER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER WAIVER, THE RELATIONSHIP OF THE PARTIES TO THIS LETTER WAIVER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS LETTER WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS LETTER WAIVER.

Please confirm your agreement to the terms and conditions set forth herein by signing and returning the enclosed copy of this letter, whereupon it shall be a binding agreement between us.

Very truly yours,

UBS REAL ESTATE SECURITIES, INC, as Buyer

By:
Name:
Title:

By:
Name:
Title:

Agreed and Accepted:

REVERSE MORTGAGE SOLUTIONS, INC., as Seller

By:
Name: Title:

[Signature page to Letter Waiver dated March 14, 2013]